THE ENTERPRISE GROUP OF FUNDS
10f-3 TRANSACTION SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH
AN AFFILIATED UNDERWRITER PARTICIPATES)
FOR THE PERIOD
JANUARY 1, 2005 - APRIL 30, 2005

						Underwriter
						from Whom		Principal Amount of		Aggregate Amount
Fund Name			Purchase Date	Purchased		Purchase by Advisor		of Offering
EGF Small Company Growth Fund	01/28/05	Lehman Brothers, Inc.	$1,036,195			$240,449,997
EGF Small Company Growth Fund	03/08/05	Bear Stearns		$360,000			$180,887,544
EGF Total Return Fund		01/12/05	Barclays Bank Plc.	123,562,500 EUR			6,000,000,000 EUR
EGF Total Return Fund		02/23/05	HSBC Bank Plc.		273,900,000 EUR			6,000,000,000 EUR


						Commission
				Purchase 	Spread or
				Price		Profit			Security			Affiliated Underwriter
EGF Small Co Growth Fund (CONT)	$19.00		$0.74/share		W&T Offshore, Inc.		Raymond James & Associates, Inc.
EGF Small Co Growth Fund (CONT)	$18.00		$0.82/share		Int'l Securities Exchange, Inc.	Raymond James & Associates, Inc.
EGF Total Return Fund (CONT)	98.850 EUR	FPR 4.00 vs DBR 4 3/4 34Spanish (Gov't Of)		Dresdner Bank
EGF Total Return Fund (CONT)	95.632 EUR	FPR 4.50 vs DBR 4 01/37	France (Gov't Of)		Dresdner Bank